UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 1, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In October 2008, The Bank Holdings and its subsidiary Nevada Security Bank submitted an application to participate in the U. S. Treasury Department’s Capital Purchase Program (CPP).  To date, the application has been neither approved nor denied.

Since the submission of the application, The Bank Holdings has revised its current capital plan and is working with consultants and investment bankers to enhance its capital position.  The consultants have been investigating other Treasury Department programs currently available to financial institutions as well as new programs being developed.  To pursue some of these other programs, management has been advised it is in the Company’s best interests to withdraw the current CPP application. Management is working with these consultants to pursue other current or proposed programs through the Treasury and determine which are most appropriate for the Company based on its size, business plan, budget projections and capital needs. The Company is also exploring other methods of increasing capital without government assistance, including from current shareholders or other interested investors.  It is management’s intent to continue to pursue all methods of capital enhancement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

September 3, 2009	By:	/s/ Jack B. Buchold
Name: Jack B. Buchold
Title: Chief Financial Officer